Exhibit 99.7

[LETTERHEAD OF ALLEN & COMPANY LLC]

The Board of Directors

Time Warner Cable Inc.

60 Columbus Circle

New York, NY 10023

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 23, 2015, to the Board of Directors of Time Warner Cable Inc. (“TWC”) as Annex L to, and reference thereto under the headings “Summary — Opinions of TWC’s Financial Advisors — Opinion of Allen & Company LLC” and “The Transactions — Opinions of TWC’s Financial Advisors — Opinion of Allen & Company LLC” in, the joint proxy statement/prospectus relating to the proposed transaction involving TWC and Charter Communications, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of CCH I, LLC (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Allen & Company LLC

Allen & Company LLC

June 25, 2015